Exhibit 99.1

Scott Wenhold
Graphic Packaging Holding Company
770-644-3062
Graphic Packaging Holding Company Reports First Quarter 2009 Results
First Quarter Highlights
•	Net sales of $1,019.2 million increased $294.9 million or 41% over the prior year quarter.

•	Adjusted EBITDA was $129.9 million compared to Adjusted EBITDA of $99.6 million in the prior year quarter.

•	Cash flow from operations was $1.9 million compared to $(75.2) million in the prior year quarter.

•	Achieved Annualized synergies of $91.8 million related to the combination with Altivity Packaging, exceeding original goal of $90 million by the end of 2010.
MARIETTA, Ga., May 6, 2009. Graphic Packaging Holding Company (NYSE: GPK), a leading provider of packaging solutions to food, beverage and other consumer products companies, today reported a Net Loss for the first quarter 2009 of $(28.2) million, or $(0.08) per share, based upon 342.6 million weighted average shares. Adjusted Net Loss for the quarter, which excludes $14.9 million of charges primarily related to the combination with Altivity Packaging, LLC (“Altivity”), was $(13.3) million, or $(0.04) per share. This compares to a first quarter 2008 Net Loss of $(23.3) million, or $(0.10) per share and a first quarter 2008 Adjusted Net Loss of $(1.0) million, or $(0.00) per share based upon 234.5 million weighted average shares.
“Despite an ongoing difficult operating environment, I was pleased to see that sales to our core food and beverage packaging markets were down only 3% on a pro forma basis versus the prior year first quarter. This illustrates the relatively recession resistant nature of our business,” said David W. Scheible, President and Chief Executive Officer. “While our top line remains stable, we continue to push hard on both our synergy efforts and our cost cutting programs to improve margins. As a result, we saw our first quarter Pro Forma Adjusted EBITDA margin improve to 12.7 percent from 11.6 percent a year ago and from 9.8 percent in the fourth quarter 2008. Cost reductions from our continuous improvement programs coupled with synergy attainment from the Altivity combination more than offset raw material inflation this quarter. And, I’m pleased to announce that we have now exceeded our original synergy target of $90 million by the end of 2010, and will continue to realize integration benefits above and beyond this number.”
“We remain firmly committed to debt reduction and are seeing the benefits of improved margins and working capital initiatives. First quarter cash flow from operations was approximately $77 million favorable to the first quarter of 2008. Looking forward to the full year of 2009, we expect to comfortably exceed last year’s debt reduction and are currently targeting to reduce net debt by $170 to $200 million.”
Net Sales
Net sales increased 40.7% to $1,019.2 million during first quarter 2009, compared to first quarter 2008 net sales of $724.3 million. When comparing to the prior year quarter, net sales in the first quarter of 2009 were positively impacted by:
•	$331 million from the inclusion of Altivity results; and

•	$14 million of favorable pricing;
Net sales were negatively impacted by:
•	$40 million related to volume and mix; and
•	$10 million due to unfavorable foreign currency exchange rates;
Attached is supplemental data showing first quarter 2009 net sales and net tons sold by each of the Company’s business segments: Paperboard Packaging, Multi-wall Bag and Specialty Packaging. Pro forma net sales and pro forma net tons sold are also shown, each assuming that the combination with Altivity occurred on January 1, 2008 and excluding first quarter 2008 results for the two coated recycled board mills divested in September 2008.
EBITDA
EBITDA for first quarter 2009 was $115.0 million. Excluding $14.9 million of charges primarily related to the combination with Altivity, Adjusted EBITDA was $129.9 million. This compares to first quarter 2008 EBITDA of $77.3 million and Adjusted EBITDA of $99.6 million. When comparing against the prior year quarter, Adjusted EBITDA in the first quarter of 2009 was positively impacted by:
•	$35 million from the inclusion of Altivity results;

•	$14 million of favorable pricing; and

•	$14 million of lower operating costs as a result of ongoing continuous improvement programs.
First quarter 2009 Adjusted EBITDA was negatively impacted by:
•	$25 million of higher input costs primarily related to increased prices for external board, chemicals, inks and coatings and labor and benefits;

•	$4 million related to volume and mix; and

•	$3 million of lower fixed cost absorption primarily due to market related downtime taken on the Company’s corrugated medium machine in West Monroe, LA.
Other Results
At the end of the first quarter of 2009, the Company’s total debt was $3,227.4 million compared to debt of $3,154.7 million at the end of the first quarter 2008. At March 31, 2009, the Company had

$186.5 million drawn from its $400 million revolving facility. In light of the unprecedented and continuing volatility in the credit and securities markets, as opposed to reducing debt, the Company kept $165.7 million invested in short-term investments that are fully collateralized by U.S. Treasuries. Including Cash and Cash Equivalents, as of March 31, 2009, the Company had available liquidity of $343.3 million.
Net interest expense was $52.2 million for first quarter 2009, as compared to net interest expense of $42.7 million in first quarter 2008. The increase was primarily due to the additional debt assumed in the combination with Altivity.
First quarter 2009 income tax expense was $9.3 million. This was predominately attributable to the noncash expense associated with the amortization of goodwill for tax purposes. The Company has a $1.4 billion net operating loss carry-forward that is available to offset future taxable income in the United States.
Capital expenditures for first quarter 2009 were $36.0 million compared to $35.9 million in the first quarter of 2008. Approximately $6.4 million of first quarter 2009 capital expenditures were related to the inclusion of Altivity results.
Under the terms of its Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio. As of March 31, 2009, the Company’s ratio was 3.98 to 1.00, in compliance with the required maximum ratio of 5.00 to 1.00. The calculation of this covenant and the Company’s net debt along with a tabular reconciliation of EBITDA, Adjusted EBITDA, Pro Forma Adjusted EBITDA, Pro Forma Net Sales, Credit Agreement EBITDA and Adjusted Net Loss to Net Loss is attached to this release.

Quarterly Pro Forma Comparisons
All pro forma results referenced in this release give effect to the combination with Altivity as if it had occurred on January 1, 2008 and exclude first quarter 2008 results for the two divested mills. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the combination had been completed on the date indicated.
•	First quarter 2009 Pro Forma Net Loss of $(28.2) million or $(0.08) per share compares to first quarter 2008 Pro Forma Net Loss of $(45.8) million or $(0.13) per share.

•	First quarter 2009 Pro Forma Net Sales of $1,019.2 million were 7.1 percent lower than first quarter 2008 Pro Forma Net Sales of $1,096.6 million.

•	First quarter 2009 Pro Forma Adjusted EBITDA of $129.9 million compares to first quarter 2008 Pro Forma Adjusted EBITDA of $127.6 million.
Earnings Call
The Company will host a conference call at 10:00 am eastern time on Thursday, May 7, 2009 to discuss the results of first quarter 2009. To access the conference call, listeners calling from within North America should dial 800-392-9489 at least 10 minutes prior to the start of the conference call (Conference ID# 94644389). Listeners may also access the audio webcast at the Investor Relations section of the Graphic Packaging website: http://www.graphicpkg.com. Replays of the call can be accessed for one week by dialing 800-642-1687.
Forward Looking Statements
Any statements of the Company’s expectations in this press release constitute “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Such statements, including but not limited to, statements regarding debt reduction during 2009 and the availability of the Company’s net operating loss, are based on currently available information and are subject to various risks and uncertainties that could cause actual results to differ materially from the Company’s present expectations. These risks and uncertainties include, but are not limited to, the Company’s substantial amount of debt, inflation of and volatility in raw material and energy costs, volatility in the credit and securities markets, cutbacks in consumer spending that could affect demand for the Company’s products or actions taken by our customers in response to the difficult economic environment, continuing pressure for lower cost products, the Company’s ability to implement its business strategies, including productivity initiatives and cost reduction plans, currency movements and other risks of conducting business internationally, and the impact of regulatory and litigation matters, including those that impact the Company’s ability to protect and use its intellectual property. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements. Additional information regarding these and other risks is contained in the Company’s periodic filings with the SEC.
About Graphic Packaging Holding Company
Graphic Packaging Holding Company (NYSE:GPK), headquartered in Marietta, Georgia, is the largest provider of packaging solutions for a wide variety of products to food, beverage and other consumer products companies. The Company is one of the largest producers of folding cartons and holds a leading market position in coated-recycled boxboard and specialty bag packaging. The Company’s customers include some of the most widely recognized companies in the world. Additional information about Graphic Packaging, its business and its products is available on the Company’s web site at www.graphicpkg.com.

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
In millions, except share and per share amounts	2009	2008

ASSETS
Current Assets:
Cash and Cash Equivalents	$181.0	$170.1
Receivables, Net	388.1	369.6
Inventories, Net	521.2	532.0
Other Current Assets	66.3	56.9

Total Current Assets	1,156.6	1,128.6

Property, Plant and Equipment, Net	1,896.5	1,935.1
Goodwill	1,211.8	1,204.8
Intangible Assets, Net	653.3	664.6
Other Assets	45.0	50.0

Total Assets	$4,963.2	$4,983.1

LIABILITIES
Current Liabilities:
Short-Term Debt and Current Portion of Long-Term Debt	$18.9	$18.6
Accounts Payable	304.9	333.4
Other Accrued Liabilities	313.5	333.6

Total Current Liabilities	637.3	685.6

Long-Term Debt	3,208.5	3,165.2
Deferred Tax Liabilities	203.1	187.8
Accrued Pension and Postretirement Benefits	380.2	375.8
Other Noncurrent Liabilities	45.3	43.5

Total Liabilities	4,474.4	4,457.9

SHAREHOLDERS’ EQUITY
Preferred Stock, par value $.01 per share; 100,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock, par value $.01 per share; 1,000,000,000 shares authorized; 342,590,876 and 342,522,470 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	3.4	3.4
Capital in Excess of Par Value	1,955.6	1,955.4
Accumulated Deficit	(1,103.6)	(1,075.4)
Accumulated Other Comprehensive Loss	(366.6)	(358.2)

Total Shareholders’ Equity	488.8	525.2

Total Liabilities and Shareholders’ Equity	$4,963.2	$4,983.1

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended
	March 31,
In millions, except per share amounts	2009	2008
Net Sales	$1,019.2	$724.3
Cost of Sales	892.9	637.7
Selling, General and Administrative	90.1	61.3
Research, Development and Engineering	1.4	2.0
Other Expense (Income), Net	1.7	(2.2)

Income from Operations	33.1	25.5

Interest Income	0.1	0.1
Interest Expense	(52.3)	(42.8)

Loss before Income Taxes and Equity in Net Earnings of Affiliates	(19.1)	(17.2)

Income Tax Expense	(9.3)	(6.4)

Loss before Equity in Net Earnings of Affiliates	(28.4)	(23.6)

Equity in Net Earnings of Affiliates	0.2	0.3

Net Loss	$(28.2)	$(23.3)

Loss Per Share — Basic & Diluted	$(0.08)	$(0.10)

Weighted Average Number of Shares Outstanding — Basic & Diluted	342.6	234.5

GRAPHIC PACKAGING HOLDING COMPANY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Three Months Ended
	March 31,
In millions	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Loss	$(28.2)	$(23.3)
Noncash Items Included in Net Loss:
Depreciation and Amortization	76.4	50.6
Deferred Income Taxes	9.3	5.1
Amount of Postemployment Expense Greater (Less) Than Funding	12.2	(25.6)
Amortization of Deferred Debt Issuance Costs	2.1	1.6
Other, Net	3.8	16.9
Changes in Operating Assets & Liabilities	(73.7)	(100.5)

Net Cash Provided by (Used In) Operating Activities	1.9	(75.2)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital Spending	(36.0)	(35.9)
Acquisition Costs Related to Altivity	—	(29.1)
Cash Acquired Related to Altivity	—	60.2
Proceeds from Sales of Assets, Net of Selling Costs	—	0.7
Other, Net	1.0	(0.6)

Net Cash Used in Investing Activities	(35.0)	(4.7)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from Issuance of Debt	—	1,200.0
Payments on Debt	—	(1,168.4)
Borrowings under Revolving Credit Facilities	93.4	251.0
Payments on Revolving Credit Facilities	(49.3)	(174.8)
Debt Issuance Costs	—	(15.1)
Other, Net	0.4	(0.6)

Net Cash Provided by Financing Activities	44.5	92.1
Effect of Exchange Rate Changes on Cash	(0.5)	0.4

Net Increase in Cash and Cash Equivalents	10.9	12.6

Cash and Cash Equivalents at Beginning of Period	170.1	9.3

Cash and Cash Equivalents at End of Period	$181.0	$21.9

Reconciliation of Non-GAAP Financial Measures
The table below sets forth the Company’s earnings before interest expense, income tax expense, equity in the net earnings of the Company’s affiliates, depreciation and amortization (“EBITDA”), Adjusted EBITDA, and Adjusted Net Income (Loss). Adjusted EBITDA and Adjusted Net Income (Loss) exclude charges associated with the Company’s combination with Altivity Packaging, LLC. The Company’s management believes that the presentation of EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) provides useful information to investors because these measures are important measures that management uses in assessing the Company’s performance. EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) are financial measures not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), and are not measures of net income, operating income, operating performance or liquidity presented in accordance with GAAP.
EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) should be considered in addition to results prepared in accordance with GAAP, but should not be considered substitutes for or superior to GAAP results. In addition, our EBITDA, Adjusted EBITDA and Adjusted Net Income (Loss) may not be comparable to Adjusted EBITDA or similarly titled measures utilized by other companies since such other companies may not calculate such measures in the same manner as we do.

	Three Months Ended
	March 31,
In Millions	2009	2008
Net Loss	$(28.2)	$(23.3)
Add (Subtract):
Income Tax Expense	9.3	6.4
Equity in Net Earnings of Affiliates	(0.2)	(0.3)
Interest Expense, Net	52.2	42.7
Depreciation and Amortization	81.9	51.8

EBITDA	115.0	77.3
Charges Associated with Combination with Altivity	12.6	22.3
Grenoble Plant Shutdown Charges	2.3	—

Adjusted EBITDA	$129.9	$99.6

Net Loss	$(28.2)	$(23.3)
Charges Associated with Combination with Altivity	12.6	22.3
Grenoble Plant Shutdown Charges	2.3	—

Adjusted Net Loss	$(13.3)	$(1.0)

Per Share — Basic & Diluted
Net Loss	$(0.08)	$(0.10)
Charges Associated with Combination with Altivity	0.04	0.10
Grenoble Plant Shutdown Charges	0.00	—

Adjusted Net Loss	$(0.04)	$(0.00)

	March 31,
Calculation of Net Debt:	2009	2008
Short-Term Debt and Current Portion of Long-Term Debt	$18.9	$20.3
Long-Term Debt	3,208.5	3,134.4
Less:
Cash and Cash Equivalents	(181.0)	(21.9)

Total Net Debt	$3,046.4	$3,132.8

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures (continued)
Pro Forma Results
The following pro forma results for the three months ended March 31, 2009 and 2008, respectively, give effect to Graphic Packaging Corporation’s combination with Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the first quarter 2008 results for the two coated recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended
	March 31,
In Millions	2009	2008
Net Sales	$1,019.2	$724.3
Altivity Net Sales	—	372.3

Pro Forma Net Sales	$1,019.2	$1,096.6

Pro Forma Net Loss	$(28.2)	$(45.8)
Add (Subtract):
Income Tax Expense	9.3	7.1
Equity in Net Earnings of Affiliates	(0.2)	(0.3)
Interest Expense, Net	52.2	74.2
Depreciation and Amortization	81.9	70.1

Pro Forma EBITDA	115.0	105.3
Charges Associated with Combination with Altivity	12.6	22.3
Grenoble Plant Shutdown Charges	2.3	—

Pro Forma Adjusted EBITDA	$129.9	$127.6

Pro Forma Net Loss	$(28.2)	$(45.8)
Charges Associated with Combination with Altivity	12.6	22.3
Grenoble Plant Shutdown Charges	2.3	—

Pro Forma Adjusted Net Loss	$(13.3)	$(23.5)

Per Share — Basic & Diluted
Pro Forma Net Loss	$(0.08)	$(0.13)
Charges Associated with Combination with Altivity	0.04	0.06
Grenoble Plant Shutdown Charges	0.00	—

Pro Forma Adjusted Net Loss	$(0.04)	$(0.07)

GRAPHIC PACKAGING HOLDING COMPANY
Reconciliation of Non-GAAP Financial Measures
(Continued)
The Credit Agreement and the indentures governing the Notes limit the Company’s ability to incur additional indebtedness. Additional covenants contained in the Credit Agreement, among other things, restrict the ability of the Company to dispose of assets, incur guarantee obligations, prepay other indebtedness, make dividends and other restricted payments, create liens, make equity or debt investments, make acquisitions, modify terms of the indentures under which the Notes are issued, engage in mergers or consolidations, change the business conducted by the Company and its subsidiaries, and engage in certain transactions with affiliates. Such restrictions, together with the highly leveraged nature of the Company and disruptions in the credit market, could limit the Company’s ability to respond to changing market conditions, fund its capital spending program, provide for unexpected capital investments or take advantage of business opportunities.
Under the terms of the Credit Agreement, the Company must comply with a maximum consolidated secured leverage ratio, which is defined as the ratio of: (a) total long-term and short-term indebtedness of the Company and its consolidated subsidiaries as determined in accordance with generally accepted accounting principles in the United States (“U.S. GAAP”), plus the aggregate cash proceeds received by the Company and its subsidiaries from any receivables or other securitization but excluding therefrom (i) all unsecured indebtedness, (ii) all subordinated indebtedness permitted to be incurred under the Credit Agreement, and (iii) all secured indebtedness of foreign subsidiaries to (b) Adjusted EBITDA, which we refer to as Credit Agreement EBITDA(1). Pursuant to this financial covenant, the Company must maintain a maximum consolidated secured leverage ratio of less than the following:

Maximum Consolidated
Secured Leverage Ratio(1)
October 1, 2008 — September 30, 2009	5.00 to 1.00
October 1, 2009 and thereafter.	4.75 to 1.00

Note:
(1)	Credit Agreement EBITDA is defined in the Credit Agreement as consolidated net income before consolidated net interest expense, non-cash expenses and charges, total income tax expense, depreciation expense, expense associated with amortization of intangibles and other assets, non-cash provisions for reserves for discontinued operations, extraordinary, unusual or non-recurring gains or losses or charges or credits, gain or loss associated with sale or write-down of assets not in the ordinary course of business, any income or loss accounted for by the equity method of accounting, and projected run rate cost savings, prior to or within a twelve month period.
At March 31, 2009, the Company was in compliance with the financial covenants in the Credit Agreement and the ratio was as follows:
     Consolidated Secured Leverage Ratio — 3.98 to 1.00
The Company’s management believes that presentation of the consolidated secured leverage ratio and Credit Agreement EBITDA herein provides useful information to investors because borrowings under the Credit Agreement are a key source of the Company’s liquidity, and the Company’s ability to borrow under the Credit Agreement is dependent on, among other things, its compliance with the financial ratio covenant. Any failure by the Company to comply with this financial covenant could result in an event of default, absent a waiver or amendment from the lenders under such agreement, in which case the lenders may be entitled to declare all amounts owed to be due and payable immediately.
Credit Agreement EBITDA is a financial measure not calculated in accordance with U.S. GAAP, and is not a measure of net income, operating income, operating performance or liquidity presented in accordance with U.S. GAAP. Credit Agreement EBITDA should be considered in addition to results prepared in accordance with U.S. GAAP, but should not be considered a substitute for or superior to U.S. GAAP results. In addition, Credit Agreement EBITDA may not be comparable to EBITDA or similarly titled measures utilized by other companies because other companies may not calculate Credit Agreement EBITDA in the same manner as the Company does.

The calculations of the components of the maximum consolidated secured leverage ratio for and as of the period ended March 31, 2009 are listed below:

Twelve Months
Ended
In millions	March 31, 2009(a)
Pro Forma Net Loss	$(104.6)
Income Tax Expense	37.3
Interest Expense, Net	224.9
Depreciation and Amortization	290.1
Dividends Received, Net of Earnings of Equity Affiliates	0.3
Non-Cash Provisions for Reserves for Discontinued Operations	1.4
Other Non-Cash Charges	32.7
Merger Related Expenses	38.7
Gains/Losses Associated with Sale/Write-Down of Assets	14.6
Other Non-Recurring/Extraordinary/Unusual Items	6.0
Projected Run Rate Cost Savings	54.1

Credit Agreement EBITDA	$595.5

As of
In millions	March 31, 2009
Short-Term Debt	$18.9
Long-Term Debt	3,208.5

Total Debt	$3,227.4
Less Adjustments(b)	858.3

Consolidated Secured Indebtedness	$2,369.1

Note:

(a)	As defined by the Credit Agreement, this represents projected cost savings expected by the Company to be realized as a result of specific actions taken or expected to be taken prior to or within twelve months of the period in which Credit Agreement EBITDA is to be calculated, net of the amount of actual benefits realized or expected to be realized from such actions.

The terms of the Credit Agreement limit the amount of projected run rate cost savings that may be used in calculating Credit Agreement EBITDA by stipulating that such amount may not exceed the lesser of (i) ten percent of EBITDA as defined in the Credit Agreement for the last twelve-month period (before giving effect to projected run rate cost savings) and (ii) $100 million.

As a result, in calculating Credit Agreement EBITDA above, the Company used projected run rate cost savings of $54.1 million or ten percent of EBITDA as calculated in accordance with the Credit Agreement, which amount is lower than total projected cost savings identified by the Company, net of actual benefits realized for the twelve month period ended December 31, 2008. Projected run rate cost savings were calculated by the Company solely for its use in calculating Credit Agreement EBITDA for purposes of determining compliance with the maximum consolidated secured leverage ratio contained in the Credit Agreement and should not be used for any other purpose.

(b)	Represents consolidated indebtedness/securitization that is either (i) unsecured, or (ii) Permitted Subordinated Indebtedness as defined in the Credit Agreement, or secured indebtedness permitted to be incurred by the Company’s foreign subsidiaries per the Credit Agreement.
If the negative impact of inflationary pressures on key inputs continues, or depressed selling prices, lower sales volumes, increased operating costs or other factors have a negative impact on the Company’s ability to increase its profitability, the Company may not be able to maintain its compliance with the financial covenant in its Credit Agreement. The Company’s ability to comply in future periods with the financial covenant in the Credit Agreement will depend on its ongoing financial and operating performance, which in turn will be subject to economic conditions and to financial, business and other factors, many of which are beyond the Company’s control, and will be substantially dependent on the selling prices for the Company’s products, raw material and energy costs, and the Company’s ability to successfully implement its overall business strategies, and meet its profitability objective. If a violation of the financial covenant or any of the other covenants occurred, the Company would attempt to obtain a waiver or an amendment from its lenders, although no assurance can be given that the Company would be successful in this regard. The Credit Agreement and the indentures governing the Notes have certain cross-default or cross-acceleration provisions; failure to comply with these covenants in any agreement could result in a violation of such agreement which could, in turn, lead to violations of other agreements pursuant to such cross-default or cross-acceleration provisions. If an event of default occurs, the lenders are entitled to declare all amounts owed to be due and payable immediately. The Credit Agreement is collateralized by substantially all of the Company’s domestic assets.

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,
2009
Net Tons Sold (000’s):
Paperboard Packaging	617.1
Multi-wall Bag	60.3
Specialty Packaging (1)	5.2

Total	682.6	—	—	—

Net Sales ($ Millions):
Paperboard Packaging	840.4
Multi-wall Bag	124.8
Specialty Packaging	54.0

Total	$1,019.2	$—	$—	$—

2008
Net Tons Sold (000’s):
Paperboard Packaging	535.7	705.5	748.4	640.0
Multi-wall Bag	27.8	75.2	75.3	67.3
Specialty Packaging (1)	1.6	7.4	7.5	5.7

Total	565.1	788.1	831.2	713.0

Net Sales ($ Millions):
Paperboard Packaging	$657.1	$928.5	$946.9	$844.9
Multi-wall Bag	50.0	143.5	145.3	139.3
Specialty Packaging	17.2	69.7	73.5	63.5

Total	$724.3	$1,141.7	$1,165.7	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)

GRAPHIC PACKAGING HOLDING COMPANY
Unaudited Supplemental Data (continued)
Pro Forma Results
The following pro forma results for the three months ended March 31, 2009 and 2008 respectively, give effect to Graphic Packaging Corporation’s acquisition of Altivity Packaging, LLC as if it had occurred on January 1, 2008 and exclude the 2008 results for the two coated recycled board mills divested in September 2008. The Company’s management believes that the pro forma presentation provides useful information to investors that in light of the Company’s recent combination with Altivity Packaging, LLC. The pro forma information is not necessarily indicative of what the combined companies’ results of operations actually would have been if the transaction had been completed on the date indicated.

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,

2009
Net Tons Sold (000’s):
Paperboard Packaging	617.1
Multi-wall Bag	60.3
Specialty Packaging (1)	5.2

Total	682.6	—	—	—

Net Sales ($ Millions):
Paperboard Packaging	840.4
Multi-wall Bag	124.8
Specialty Packaging	54.0

Total	$1,019.2	$—	$—	$—

2008
Net Tons Sold (000’s):
Paperboard Packaging	690.0	672.9	715.0	640.0
Multi-wall Bag	73.3	75.2	75.3	67.3
Specialty Packaging (1)	7.1	7.4	7.5	5.7

Total	770.4	755.5	797.8	713.0

Net Sales ($ Millions):
Paperboard Packaging	$882.1	$910.3	$928.4	$844.9
Multi-wall Bag	144.2	143.5	145.3	139.3

Specialty Packaging	70.3	69.7	73.5	63.5

Total	$1,096.6	$1,123.5	$1,147.2	$1,047.7

(1)	Tonnage is not applicable to the majority of the Specialty Packaging segment due to the nature of products sold (e.g. inks, labels, etc.)